EXHIBIT 99.1
SANDISK CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
     On November 19, 2006, SanDisk Corporation (“SanDisk”) completed the acquisition of msystems Ltd. (“msystems”) in a stock for stock transaction (the “Merger”) announced on July 30, 2006. The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of SanDisk and msystems, after giving effect to the acquisition of msystems by SanDisk, using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.
     The unaudited pro forma condensed combined statements of operations for the nine months ended October 1, 2006 and the fiscal year ended January 1, 2006 are presented as if the acquisition had occurred on January 3, 2005. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on October 1, 2006. You should read this information in conjunction with the:
•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•	separate unaudited historical financial statements of SanDisk as of and for the three- and nine-month periods ended October 1, 2006, included in SanDisk’s quarterly report on Form 10-Q for the nine months ended October 1, 2006;

•	separate historical financial statements of SanDisk as of and for the fiscal year ended January 1, 2006, included in SanDisk’s annual report on Form 10-K for the fiscal year ended January 1, 2006;

•	separate unaudited historical financial statements of msystems as of and for the nine-month period ended September 30, 2006, included in msystems’ report of foreign private issuer on Form 6-K for the nine months ended September 30, 2006; and

•	separate historical financial statements of msystems as of and for the fiscal year ended December 31, 2005, included in msystems’ annual report of foreign private issuer on Form 20-F for the fiscal year ended December 31, 2005.
     The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Merger had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments only include those adjustments that are directly attributable to the transaction and that have a continuing impact to SanDisk. They are based upon currently available information and certain estimates and assumptions that we believe are reasonable.
     In accordance with Statement of Financial Accounting Standards No. 141, or SFAS 141, Business Combinations, the total estimated purchase price, calculated as described in Note 1 to these unaudited pro forma condensed combined financial statements, has been preliminarily allocated to assets acquired and liabilities assumed based on their respective fair values. SanDisk’s management has estimated the preliminary fair value of the intangible assets and tangible assets acquired and liabilities assumed. The fair values of long-term debt and unvested options and stock appreciation rights assumed were based on market prices as of November 17, 2006. Any differences between the fair value of the consideration issued and the fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of fair values attributable to the Merger, the actual amounts recorded for the Merger may differ materially from the information presented. These allocations are subject to change pending further review of the fair value of the assets acquired and liabilities assumed as well as the impact of potential restructuring activities, deferred taxes and actual transaction costs.
     The valuation associated with unvested options and stock appreciation rights held by msystems employees reflected herein was calculated at the closing date of the Merger and does not consider employee terminations that may occur as a result of restructuring activities, which may significantly affect the amount, timing and recognition of the unearned compensation. Based on the fair value of SanDisk common stock at November 17, 2006, the amount of the stock-based compensation charge SanDisk would record associated with msystems employees would be approximately $55 million over the remaining estimated life of the stock-based awards after the closing of the Merger.

     The unaudited pro forma condensed combined statement of operations for the nine months ended October 1, 2006 has been derived from:
•	the unaudited historical condensed consolidated statement of operations of SanDisk for the nine months ended October 1, 2006; and

•	the unaudited historical consolidated statement of operations of msystems for the nine months ended September 30, 2006.
     The unaudited pro forma condensed combined statement of operations for the fiscal year ended January 1, 2006 has been derived from:
•	the audited historical consolidated statement of operations of SanDisk for the fiscal year ended January 1, 2006; and

•	the audited historical condensed consolidated statements of operations of msystems for the fiscal year ended December 31, 2005.
     The unaudited pro forma condensed combined balance sheet as of October 1, 2006 has been derived from:
•	the unaudited historical condensed consolidated balance sheet of SanDisk as of October 1, 2006; and

•	the unaudited historical consolidated balance sheet of msystems as of September 30, 2006.

SANDISK CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended October 1, 2006
(in millions, except per share amounts)

	For the Nine	For the Nine
	Months Ended	Months Ended	Pro Forma			Pro Forma
	October 1, 2006	September 30, 2006	Adjustments			Combined
	SanDisk	msystems
Net revenue	$2,094	$646	$—			$2,740
Cost of sales	1,270	496	35	(b	)	1,801

Gross profit (loss)	824	150	(35)			939
Operating expenses:
Research and development	216	38	1	(c	)	255
Sales and marketing	133	41	—	(d	)	174
General and administrative	107	24	1	(c	)	132
Write-off of acquired in-process technology	40	—	—			40
Amortization of acquisition-related intangible assets	13	—	10	(f	)	23

Total operating expenses	509	103	12			624

Operating income (loss)	315	47	(47)			315
Total other income (loss)	72	4	(4)	(g	)	72

Income (loss) before taxes	387	51	(51)			387
Provision for taxes	153	—	—			153

Income (loss) after taxes	234	51	(51)			234
Equity in income (loss) of an affiliate	—	(4)	4	(h	)	—
Minority interest in earnings of a subsidiary	—	(32)	—			(32)

Net income (loss)	$234	$15	$(47)			$202

Earnings per share
Basic	$1.20					$0.90
Diluted	$1.15					$0.86
Shares used in computing net income per share:
Basic	195		29	(i	)	224
Diluted	203		33	(i	)	236
See accompanying notes.

SANDISK CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Fiscal Year Ended January 1, 2006
(in millions, except per share amounts)

	For the Year Ended	For the Year Ended	Pro Forma			Pro Forma
	January 1, 2006	December 31, 2005	Adjustments			Combined
	SanDisk	msystems
Net revenue	$2,306	$615	$(21)	(a	)	$2,900
Cost of sales	1,333	462	52	(b	)	1,847

Gross profit (loss)	973	153	(73)			1,053
Operating expenses:
Research and development	195	38	2	(c	)	235
Sales and marketing	122	36	4	(d	)	162
General and administrative	79	13	1	(c	)	93
Write-off of acquired in-process technology	—	3	(3)	(e	)	—
Amortization of acquisition-related intangible assets	—	—	22	(f	)	22

Total operating expenses	396	90	26			512

Operating income (loss)	577	63	(99)			541
Total other income (loss)	36	15	(3)	(g	)	48

Income (loss) before taxes	613	78	(102)			589
Provision for taxes	227	—	—			227

Income (loss) after taxes	386	78	(102)			362
Equity in income (loss) of an affiliate	—	(3)	3	(h	)	—
Minority interest in earnings of a subsidiary	—	(27)	—			(27)

Net income (loss)	$386	$48	$(99)			$335

Earnings per share
Basic	$2.11					$1.58
Diluted	$2.00					$1.48
Shares used in computing net income per share:
Basic	183		29	(i	)	212
Diluted	193		34	(i	)	227
See accompanying notes.

SANDISK CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of October 1, 2006
(in millions)

	As of	As of	Pro Forma			Pro Forma
	October 1, 2006	September 30, 2006	Adjustments			Combined
	SanDisk	msystems
ASSETS
Current assets:
Cash and cash equivalents	$1,474	$40	$—			$1,514
Short-term investments	1,077	82	(1)	(j	)	1,158
Accounts receivable, net	305	130	21	(k	)	456
Inventories	396	118	(7)	(l	)	507
Deferred taxes	100	—	—			100
Other current assets	81	14	4	(m	)	99

Total current assets	3,433	384	17			3,834
Long-term investments	420	—	—			420
Property and equipment, net	256	42	(4)	(j	)	294
Notes receivable and investments in flash ventures	481	—	—			481
Deferred tax asset	150	3	—			153
Goodwill	161	30	705	(n	)	896
Intangibles, net	92	12	300	(o	)	404
Other non-current assets	58	139	(72)	(p	)	125

Total assets	$5,051	$610	$946			$6,607

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$147	$94	$—			$241
Accounts payable to related parties	101	—	—			101
Other accrued liabilities	170	38	15	(q	)	223
Deferred income on shipments to distributors and retailers	133	3	—			136

Total current liabilities	551	135	15			701
Convertible senior notes	1,150	71	33	(r	)	1,254
Deferred revenue and other non-current liabilities	37	31	32	(s	)	100

Total liabilities	1,738	237	80			2,055
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—			—
Common stock	—	—	—			—
Capital in excess of par value	2,166	350	889			3,405
Retained earnings	1,141	16	(16)			1,141
Accumulated other comprehensive income	6	7	(7)			6

Total stockholders’ equity	3,313	373	866	(t	)	4,552

Total liabilities and stockholders’ equity	$5,051	$610	$946			$6,607

See accompanying notes.

1. BASIS OF PRO FORMA PRESENTATION
     On November 19, 2006, SanDisk Corporation (“SanDisk”) completed the acquisition of msystems Ltd. (“msystems”) in a stock for stock transaction (the “Merger”) whereby msystems became a wholly-owned subsidiary of SanDisk. The transaction was accounted for using the purchase method of accounting. The total estimated purchase price of approximately $1.5 billion consists of SanDisk common stock valued at $1.4 billion, options and stock appreciation rights assumed with a fair value of $116 million and estimated direct transaction costs of $15 million.
     The unaudited pro forma condensed combined balance sheet is presented to give effect to SanDisk’s acquisition of msystems as if the transaction had been consummated on October 1, 2006. The unaudited pro forma condensed combined statement of operations is presented as if the transaction had been consummated on January 3, 2005. The unaudited pro forma condensed combined balance sheet provides for the issuance of approximately 29.4 million shares of SanDisk common stock at an average market price of $46.48, based upon a fixed exchange ratio of 0.76368, for each msystems ordinary share outstanding as of November 19, 2006. Under the purchase method of accounting, the fair value of the total consideration was measured using an average of SanDisk’s closing share prices beginning two days before and ending two days after July 30, 2006, the date on which the acquisition was agreed to and announced.
     Pursuant to the terms of the merger agreement, each msystems stock option and stock appreciation right outstanding and unexercised as of November 19, 2006 was converted into a stock option and stock appreciation right to purchase SanDisk common stock. Based on msystems’ stock options outstanding at November 19, 2006, SanDisk assumed msystems’ options and stock appreciation rights to purchase approximately 5.4 million shares of SanDisk common stock. The fair value of options assumed was estimated using the Black-Scholes valuation model and a stock price of $46.48, which represents the average closing price of a share of SanDisk common stock from two trading days before to two trading days after the July 30, 2006 announcement date. The fair value of the assumed stock appreciation rights was determined using a lattice-binomial option pricing model.
     The total estimated purchase price of the Merger is as follows (in millions):

Fair value of SanDisk common stock issued	$1,365
Estimated fair value of options and stock appreciation rights assumed	116
Direct transaction costs	15

Total estimated purchase price	$1,496

Preliminary Estimated Purchase Price Allocation
     The preliminary allocation of the total purchase price to msystems’ tangible and identifiable intangible assets acquired and liabilities assumed was based on their estimated fair values. The fair values of long-term debt and unvested stock options and stock appreciation rights assumed were based on the closing market price as of November 17, 2006. The allocation of the purchase price is preliminary. Adjustments to these estimates may be included in the final allocation of the purchase price of msystems, if the adjustment is determined within the purchase price allocation period (up to twelve months from the closing date). The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The final determination of the purchase price allocation will be based on the fair values of assets acquired, including the fair values of in-process research and development, other identifiable intangibles and the fair values of assets and liabilities assumed as of the date that the merger is consummated, which will among other items change the amount of goodwill. The total purchase price of approximately $1.5 billion has been allocated as follows (in millions):

Net tangible assets acquired	$238
Goodwill	735
Other identifiable intangible assets	313
In-process research and development (1)	186
Deferred tax liability	(31)
Assumed unvested stock-based awards to be expensed	55

Total preliminary estimated purchase price	$1,496

(1)	The unaudited pro forma condensed combined statements of operations excludes material non-recurring charges that result directly from the acquisition and which will be recorded within twelve months following the acquisition. Thus, the write-off of in-process research and development of $186 million is not included in the accompanying unaudited pro forma condensed combined statements of operations.

     We have estimated the fair value of certain tangible assets acquired and liabilities assumed. Some of these estimates are subject to change, particularly those estimates relating to potential restructuring activities, deferred taxes and actual transaction costs. These estimates are based on a preliminary valuation and are subject to updated valuations and further review by management, which may result in material adjustments.
Identifiable intangible assets
     We have estimated the fair value of the acquired identifiable intangible assets, which are subject to amortization, using the income approach. These estimates are based on a preliminary valuation and are subject to updated valuations and further review by management, particularly those estimates relating to supply agreements, which may result in material adjustments. The following table sets forth the components of these other intangible assets and their weighted average estimated useful lives (dollars in millions):

		Weighted-Average
		Remaining
	Preliminary	Useful Life
	Fair Value	(in years)
Trademarks	$4	0.5
Customer relationships	66	5.0
Core technology	236	5.0
Backlog	5	0.5
Supply agreement	2	5.0

Total acquired identifiable intangible assets	$313

2. PRO FORMA ADJUSTMENTS
     The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations and the unaudited pro forma condensed combined balance sheet:
(a) To eliminate disallowed deferred revenue that would have been recognized in the income statement had the acquisition occurred in the beginning of fiscal 2005.
(b) Adjustments to cost of sales (in millions):

	Nine Months Ended	Fiscal Year Ended
	October 1, 2006	January 1, 2006
To record amortization of acquired intangible assets – core technology and supply agreement	$35	$53
To eliminate cost of sales related to eliminated deferred revenue had the acquisition occurred in the beginning of fiscal 2005	—	(14)
To record write-up of inventory to fair value as of January 3, 2005 subsequently sold	—	12
To record expense related to msystems stock-based awards	—	1

	$35	$52

(c) To record incremental expense related to msystems unvested options and stock appreciation rights assumed.
(d) Adjustments to sales and marketing (in millions):

	Nine Months Ended	Fiscal Year Ended
	October 1, 2006	January 1, 2006
To eliminate msystems’ historical amortization of intangibles	$(1)	$—
To record incremental expense related to msystems stock-based awards	1	4

	$—	$4

(e) To eliminate msystems’ in-process research and development write-off related to prior acquisitions.
(f) To record amortization of identifiable acquired intangibles of msystems related to customer relationships, backlog and trade names.
(g) To eliminate equity losses from SanDisk’s minority interest in U3 LLC.
(h) To eliminate msystems’ equity losses from U3 LLC.
(i) The pro forma number of shares used in the per share calculations reflects the weighted average number of msystems’ ordinary shares combined with the outstanding shares of SanDisk common stock at November 19, 2006, adjusted to reflect the exchange ratio of 0.76368 shares of SanDisk common stock for each outstanding msystems’ ordinary share. Additionally, the msystems 1% Convertible Senior Notes due 2035 (the “Notes”) had a dilutive impact on the calculation of the weighted average shares outstanding for the period in the pro forma net income per share.
(j) To record fair value adjustments for investments and fixed assets acquired from msystems.
(k) To adjust msystems’ deferred revenue to fair value, representing only the legal performance obligation under mystems’ existing contracts.
(l) Adjustments to inventory (in millions):

To record fair value adjustments	$7
To eliminate deferred costs related to eliminated deferred revenue	(14)

$(7)

(m) To record fair value of short-term receivables.
(n) Adjustments to goodwill (in millions):

To record the preliminary purchase price allocation to goodwill as if the acquisition had occurred on October 1, 2006	$735
To eliminate msystems’ goodwill from previous acquisitions	(30)

$705

(o) Adjustments to intangibles (in millions):

To record the preliminary purchase price allocation to intangibles as though the acquisition had occurred on October 1, 2006	$313
To eliminate msystems’ unamortized debt issuance costs	(1)
To eliminate msystems’ intangibles from previous acquisitions	(12)

$300

(p) Adjustments to other non-current assets (in millions):

To eliminate msystems’ deferred purchase credits	$(86)
To record the fair value of long-term receivables	15
To eliminate msystems’ U3 LLC investment balance	(1)

$(72)

(q) To record the accrual of direct acquisition-related costs.
(r) To adjust msystems’ Notes to fair value.
(s) Adjustments to other non-current liabilities (in millions):

To record the deferred tax liability related to the amortizable identifiable acquired intangible assets of msystems	$31
To eliminate SanDisk’s minority interest in U3 LLC equity loss	1

$32

(t) Adjustments to stockholders’ equity (in millions):

To record fair value of SanDisk common stock issued	$1,365
To record fair value of vested msystems options assumed	60
To record immediate write-off of IPR&D	(186)
To eliminate msystems stockholders’ equity	(373)

$866